EXHIBIT 23.1

INDEPENDENT AUDITOR’S CONSENT

We consent to the use in this Registration Statement of I/OMagic Corporation and subsidiaries on Form S-1 of our report, dated March 4, 2004, except for the first paragraph of Note 18, as to which the date is March 9, 2004, the second paragraph of Note 18, as to which the date is March 15, 2004, and the first and second paragraphs of Note 10, as to which the date is March 31, 2004, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 4, 2004, except for the first paragraph of Note 18, as to which the date is March 9, 2004, the second paragraph of Note 18, as to which the date is March 15, 2004, and the first and second paragraphs of Note 10, as to which the date is March 31, 2004, relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/    SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California

May 5, 2004